Exhibit 99.1

BIOTE HOLDINGS, LLC

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Quarterly Period ended March 31, 2022 and 2021

BIOTE HOLDINGS, LLC

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Quarterly Period Ended March 31, 2022 and 2021

BioTE Holdings, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts) (Unaudited)

	March 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash	$27,704	$26,766
Accounts receivable, net	6,544	5,231
Inventory, net	9,178	9,615
Other current assets	8,489	5,473

Total current assets	51,915	47,085
Property and equipment, net	2,395	2,335
Capitalized software, net	4,813	4,554
Operating lease right-of-use assets	298	356

Total assets	$59,421	$54,330

Liabilities and Members’ Equity (Deficit)
Current liabilities:
Accounts payable	$6,777	$4,349
Accrued expenses	3,164	6,011
Note payable, current	5,000	5,000
Deferred revenue	1,780	1,705
Operating lease liabilities, current	250	248

Total current liabilities	16,971	17,313
Note payable, net of current portion	30,768	31,963
Deferred revenue, long-term	872	802
Operating lease liabilities, long-term	64	127

Total liabilities	48,675	50,205
Commitments and contingencies (See Note 12)
Members’ Equity (Deficit)
Class A, Class AA, and Class AAA, no par value; unlimited units authorized; 16,721 Class A, 903,079 Class AA, and 60,000 Class AAA units issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Class AAAA units, no par value; unlimited units authorized; 33,397 units issued; 3,000 units outstanding at March 31, 2022 and December 31, 2021, respectively.	—	—
Retained Earnings	10,780	4,165
Accumulated other comprehensive loss	(34)	(40)

Total members’ equity	10,746	4,125

Total liabilities and members’ equity (deficit)	$59,421	$54,330

The accompanying notes are an integral part of these condensed consolidated financial statements.

BioTE Holdings, LLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in thousands, except share and per share amounts) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue
Product revenue	$36,758	$31,193
Service revenue	385	350

Total revenue	37,143	31,543
Cost of revenue (excluding depreciation and amortization included in selling, general, and administrative, below)
Cost of products	11,657	10,877
Cost of services	620	484

Cost of revenue	12,277	11,361
Commissions	216	577
Marketing	1,241	749
Selling, general, and administrative	13,646	9,463

Income from operations	9,763	9,393
Other income (expense):
Interest expense	(359)	(492)
Other income	10	4

Total other expense	(349)	(488)
Income before provision for income taxes	9,414	8,905
Income tax expense	64	64

Net income	$9,350	$8,841

Other comprehensive income:
Foreign currency translation adjustments	6	(9)

Other comprehensive income (loss)	6	(9)

Comprehensive income	$9,356	$8,832

Earnings per common unit
Class A, AA, and AAA, basic and diluted	$9.54	$9.02
Weighted average common units outstanding
Class A, AA, and AAA, basic and diluted	979,800	979,800

The accompanying notes are an integral part of these condensed consolidated financial statements.

BioTE Holdings, LLC

CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY (DEFICIT)

(in thousands, except share amounts) (Unaudited)

						Accumulated Other
	Class A, AA, and AAA		Class AAAA		Retained Earnings /	Comprehensive	Total Members’
	Units	Amount	Units	Amount	(Accumulated Deficit)	Income (Loss)	Equity (Deficit)
Balance at December 31, 2020	979,800	$—	3,000	$—	$(17,052)	$(23)	$(17,075)
Distributions	—	—	—	—	(2,342)	—	(2,342)
Net income	—	—	—	—	8,841	—	8,841
Other comprehensive income (loss)	—	—	—	—	—	(9)	(9)

Balance at March 31, 2021	979,800	$—	3,000	$—	$(10,553)	$(32)	$(10,585)

Balance at December 31, 2021	979,800	$—	3,000	$—	$4,165	$(40)	$4,125
Distributions	—	—	—	—	(2,735)	—	(2,735)
Net income	—	—	—	—	9,350	—	9,350
Other comprehensive income (loss)	—	—	—	—	—	6	6

Balance at March 31, 2022	979,800	$—	3,000	$—	$10,780	$(34)	$10,746

The accompanying notes are an integral part of these condensed consolidated financial statements.

BioTE Holdings, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net income	$9,350	$8,841
Adjustments to reconcile net income to net cash provided by operating activites:
Depreciation and amortization	502	322
Bad debt expense	30	15
Amortization of capitalized note payable issuance costs	55	55
Provision for obsolete inventory	60	60
Non-cash lease expense	58	55
Changes in operating assets and liabilities:
Accounts receivable	(1,344)	(1,261)
Inventory	377	(1,195)
Other current assets	(1,445)	(253)
Accounts payble	2,089	275
Deferred revenue	145	39
Accrued expenses	(2,847)	1,063
Operating lease liabilities	(61)	(59)

Net cash provided by operating activities	6,969	7,957
Investing Activities
Purchases of property and equipment	(262)	(142)
Purchases of capitalized software	(220)	(344)

Net cash used in investing activities	(482)	(485)
Financing Activities
Payments on note payable	(1,250)	(1,250)
Distributions	(2,735)	(2,342)
Capitalized Transaction Costs	(1,577)	—

Net cash used in financing activities	(5,562)	(3,592)
Effect of exchange rate changes on cash and cash equivalents	13	(9)

Net increase in cash and cash equivalents	939	3,871
Cash and cash equivalents at beginning of year	26,766	17,208

Cash and cash equivalents at end of year	$27,705	$21,079

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$304	$425
Cash paid for income taxes	1	11
Non-cash investing and financing activities
Capital expenditures in accounts payable and capital software	$271	$120

The accompanying notes are an integral part of these condensed consolidated financial statements.

BioTE Holdings, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business—BioTE Holdings, LLC (the “Company”) is a limited liability company headquartered in Irving, Texas. The Company was founded by Gary S. Donovitz, M.D. and trains physicians and nurse practitioners in hormone optimization using bio-identical hormone replacement pellet therapy in men and women experiencing hormonal imbalance. The Company primarily operates in the United States, Canada, and Mexico.

Basis of Presentation—The condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) for interim financial reporting and therefore do not include all information and disclosures normally included in the annual consolidated financial statements. The condensed consolidated financial statements include the accounts of BioTE Holdings, LLC and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Business Combinations— On December 13, 2021, the Company entered into a business combination agreement with Haymaker Acquisition Corp. III (“Haymaker”), a publicly traded Special Purpose Acquisition Company (“SPAC”), pursuant to which Haymaker will acquire an interest in the Company through a series of transactions. As a result of the transaction, the combined company will be renamed biote Corp.

Unaudited Interim Financial Information—In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of its financial position and its results of operations, changes in members’ equity (deficit) and cash flows. The results of operations for the three months ended March 31, 2022 are not necessarily indicative of the results that may be expected for the entire year.

The condensed consolidated balance sheet as of December 31, 2021, was derived from audited annual financial statements but does not contain all the footnote disclosures from the annual financial statements. The accompanying unaudited condensed consolidated financial statements and related financial information should be read in conjunction with the audited consolidated financial statements and the related notes thereto for the fiscal year ended December 31, 2021.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Segment Information—Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the chief executive officer. The Company has one business activity and there are no segment managers who are held accountable for operations, operating results, and plans for levels or components below the consolidated unit level. Accordingly, the Company has one operating segment and, therefore, one reportable segment.

Accounts Receivable and Allowance for Doubtful Accounts—Accounts receivable are recorded net of allowances for doubtful accounts.

Other Current Assets—As of March 31, 2022 and December 31, 2021, the Company’s total other current assets consist of the following:

	March 31,	December 31,
	2022	2021
Prepaid Expenses	$1,610	$847
Advances	1,361	685
Capitalized Transaction Costs	5,518	3,941

Total Other Current Assets	$8,489	$5,473

Prepaid expenses include software and technology licensing agreements, insurance premiums and other advance payments for services to be received over the next 12 months. Advances are comprised of deposit payments to vendors for inventory purchase orders to be received in the next 12 months. The capitalized transaction costs relate to costs incurred that are directly related to the planned future issue of equity securities upon completion of the business combination as described in note 1.

Impairment of Long-Lived Assets—Long-lived assets, such as property and equipment and capitalized software, are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. No impairment charges have been recorded during the three months ended March 31, 2022 and 2021.

Leases—At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement including the use of an identified asset(s) and the Company’s control over the use of that identified asset. The Company elected, as allowed under Financial Accounting Standards Board (“FASB”) ASU 2016-02, Leases (“ASC 842”), to not recognize leases with a lease term of one year or less on its balance sheet. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets and current and non-current lease liabilities, as applicable. As of December 31, 2021, and 2020, the Company does not have any financing leases.

Lease liabilities and their corresponding ROU assets are initially recorded based on the present value of lease payments over the expected remaining lease term. Certain adjustments to the ROU asset may be required for items such as incentives, prepaid lease payments, or initial direct costs. When an option to extend the lease exists, a determination is made whether that option is reasonably certain of exercise based on economic factors present at the measurement date and as circumstances may change. Lease cost for operating leases is recognized on a straight-line basis over the lease term as an operating expense. Variable lease costs are expensed as incurred as an operating expense.

As the rates implicit in the Company’s leases have not historically been readily determinable, the Company utilizes the appropriate incremental borrowing rate, which is the rate the Company would incur to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment over the lease term. To estimate our incremental borrowing rate, a credit rating applicable to the Company is estimated using a synthetic credit rating analysis, since the Company does not currently have a rating agency-based credit rating.

In accordance with ASC 842, contracts containing a lease should be split into three categories: lease components, non-lease components, and activities or costs that do not transfer a distinct good or service (“non-components”). The fixed and in-substance fixed contract consideration (including any consideration related to non-components) must be allocated, based on the respective relative fair values, to the lease components and non-lease components.

Entities may elect not to separate lease and non-lease components. Accordingly, entities making this election would account for each lease component and related non-lease component together as a single lease component. The Company has elected to account for lease and non-lease components together as a single lease component for all underlying assets and allocate all of the contract consideration to the lease component only.

See Note 10 for further details.

Commissions—Commissions consist primarily of fees paid to a third-party sales force, internal sales force, and partner clinics which participate in the Company’s new clinic mentor program. Commissions paid to the Company’s internal and third-party sales forces relate to market support and development activities undertaken to drive channel sales through existing customers and are not considered incremental costs to obtain a customer contract.

Also included in commissions are expenses under the Company’s mentorship program which represent amounts paid to existing clinics which provide services to help new customers complete onboarding and other startup activities and are only incurred after contract initiation. These costs are expensed as incurred, consistent with other contract fulfillment costs.

Members’ Equity (Deficit)—The Company’s capital structure includes common voting units (Class A), common non-voting units (Class AA and AAA), and non-voting incentive units (Class AAAA), with no limit to the number of units that may be issued. Class A units have 100% of the voting rights, and there is no par value assigned to any of the classes of units.

As of March 31, 2022, and December 31, 2021 the following members’ equity units were issued and outstanding:

	March 31,		December 31,
	2022		2021
Units	Issued	Outstanding	Issued	Outstanding
Class A (Voting)	16,721	16,721	16,721	16,721
Class AA (Non-Voting)	903,079	903,079	903,079	903,079
Class AAA (Non-Voting)	60,000	60,000	60,000	60,000
Class AAAA (Non-Voting Incentive Units)	33,397	3,000	33,397	3,000

Total	1,013,197	982,800	1,013,197	982,800

The Company made operating distributions to unit holders and taxing authorities on the unit holders’ behalf totaling $2,732 and $2,342 for the three months ended March 31, 2022 and 2021 respectively.

Income Taxes—Management of the Company has not taken a tax position that, if challenged, would be expected to have a material effect on the condensed consolidated financial statements as of or for the three months ended March 31, 2022 and 2021.

The Company did not incur any penalties or interest related to its state tax returns during the three months ended March 31, 2022 and 2021.

Under the new centralized partnership audit rules effective for tax years beginning after 2017, the Internal Revenue Service (“IRS”) assesses and collects underpayments of tax from the Company instead of from each member. The Company may be able to pass the adjustments through to its members by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules.

The collection of tax from the Company is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on Company income, regardless of who pays the tax or when the tax is paid, is attributed to the members. Any payment made by the Company as a result of an IRS examination will be treated as a distribution from the Company to the members in the condensed consolidated financial statements. Tax years 2019 through 2021 are still open for examination by the IRS. There were no payments made to the IRS as a result of examinations in 2021, 2020, and 2019.

Fair Value Measurements—The Company’s financial instruments consist of accounts receivable, accounts payable, accrued expenses, and short- and long-term debt. Accounts receivable, accounts payable, and accrued expenses are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment date. The carrying value of short- and long-term debt also approximates fair value since these instruments bear market rates of interest. None of these instruments are held for trading purposes.

Concentrations—Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, accounts receivable, credit agreements, and inventory purchases. The Company’s cash balances exceed those that are federally insured. To date, the Company has not recognized any losses caused by uninsured balances.

As of March 31, 2022, 100% of the Company’s outstanding debt and available line of credit was from one provider. A failure of the counterparty to perform could result in the loss of access to the available borrowing capacity under the line of credit.

Inventory purchases from three vendors totaled approximately 86% and 84% for the three months ended March 31, 2022 and 2021 respectively. Due to the nature of the markets and availability of alternative suppliers, the Company does not believe the loss of any one vendor would have a material adverse impact on the Company’s financial position, results of operations, or cash flows for any significant period of time.

Significant customers are those which represent more than 10% of the Company’s total revenue or gross accounts receivable balance. The Company did not have any customers that accounted for 10% or more of total revenues for the three months ended March 31, 2022 or 2021. The Company did not have any customers that accounted for more than 10% of the outstanding gross accounts receivable as of March 31, 2022 or December 31, 2021.

Employee Retirement Plans—

Defined Contribution Retirement Plans

Effective January 1, 2021, the Company offers participation in the BioTE Medical 401(k) Plan (the “401(k) Plan”), a defined contribution plan providing retirement benefits to eligible employees. Eligible employees may contribute a portion of their annual compensation to the 401(k) plan, subject to the maximum annual amounts as set periodically by the IRS. The Company makes a Safe Harbor non-elective contribution to the 401(k) plan equal to 3% of each participant’s eligible employee compensation. Safe Harbor contributions vest immediately for each participant.

During the three months ended March 31, 2022 the Company made $138 in Safe Harbor contributions under the 401(k) Plan, which are presented within selling, general, and administrative expense in the condensed consolidated statements of income. No Safe Harbor contributions were made during the three months ended March, 31, 2021.

Recent Accounting Pronouncements Not Yet Adopted—In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The main objective of the update is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by companies at each reporting date. For trade and other receivables, held to maturity debt securities, and other instruments, companies will be required to use a new forward-looking “expected losses” model that generally will result in the recognition of allowances for losses earlier than under current accounting guidance. Further, the FASB issued ASU 2019-04, ASU 2019-05 and ASU 2019-11 to provide additional guidance on the credit losses standard. The standard will be adopted using the modified retrospective approach. ASU 2016-13 is effective for annual and interim periods beginning after December 15, 2022, with early adoption permitted. The Company is evaluating the potential impact of adopting ASU 2016-13 on its condensed consolidated financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). ASU 2020-06 changes how entities account for convertible instruments and contracts in an entity’s own equity and simplifies the accounting for convertible instruments by removing certain separation models for convertible instruments. ASU 2020-06 also modifies the guidance on diluted earnings per share calculations. The amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on its condensed consolidated financial statements and related disclosures.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles of ASC 740, Income Taxes. The amendments also improve consistent application of and simplify GAAP for other areas of ASC 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021, and for interim periods beginning after December 15, 2022. Early adoption is permitted, including adoption in interim or annual periods for which financial statements have not yet been made available for issuance. If the Company early adopts these amendments in an interim period, it should reflect any adjustments as of the beginning of the annual period that includes that interim period. In addition, an entity that elects to early adopt the standard is required to adopt all of the amendments in the same period (i.e., an entity cannot select which amendments to early adopt). The Company is currently assessing the impact that this standard will have on its condensed consolidated financial statements and related disclosures. However, no material impact on the condensed consolidated financial statements is expected.

3.	REVENUE RECOGNITION

Revenues recognized for each revenue stream are as follows:

Financial Statement Caption	Revenue Stream	For the three months ended March 31,
Product revenue:		2022	2021
	Pellet Procedures	$30,808	$25,410
	Nutraceuticals	5,704	5,574
	Disposable trocars	233	199
	Shipping fees	13	10

Total product revenue		36,758	31,193
Service revenue:
	Training	$165	$110
	Contract-term services	220	240

Total service revenue		385	350

Total revenue		$37,143	$31,543

Revenues recognized by geographic region are as follows:

Financial Statement Caption	Country	For the three months ended March 31,
Product revenue:		2022	2021
	United States	36,690	31,162
	All Other	68	31

Total product revenue		36,758	31,193
Service revenue:
	United States	384	350
	All Other	1	—

Total service revenue		385	350

Total revenue		37,143	31,543

Significant changes in contract liability balances are as follows:

	2022		2021
Description of change	Deferred Revenue	Deferred Revenue, Long-term	Deferred Revenue	Deferred Revenue, Long-term
Revenue recognized that was included in the contract liability balance at the beginning of the period	(705)	—	(587)	—
Increases due to cash received, excluding amounts recognized as revenue during the period:	567	283	410	217
Transfers between current and non-current liabilities due to the expected revenue recognition period:	193	(193)	236	(236)
Other changes to the balance:	—	—	—	—

Total increase(decrease) in contract liabilities:	$55	$90	$59	$(19)

Consideration allocated to initial training due to deposits paid upfront is presented within deferred revenue on the condensed consolidated balance sheets and is expected to be recognized as revenue within one year, as the training is complete. Consideration allocated to contract-term services is presented within deferred revenue and deferred revenue, long-term for the amounts expected to be recognized within one year and longer than one year, respectively.

The Consideration allocated to the premiums within the management fee for pellet procedures is presented within deferred revenue current and deferred revenue, long-term for amounts expected to be recognized within one year and longer than one year, respectively.

Consideration allocated to performance obligations are as follows:

	March 31, 2022	December 31, 2021
Unsatisfied training obligations - Current	$93	$67

Unsatisfied contract-term services - Current	907	849
Unsatisfied contract-term services - Long-term	599	543

Total allocated to unsatisfied contract-term services	1,507	1,392

Unsatisfied pellet procedures - Current	780	789
Unsatisfied pellet procedures - Long-term	272	258

Total allocated to unsatisfied pellet procedures	1,052	1,047

Total Deferred Revenue - Current	$1,780	$1,705

Total Deferred Revenue - Long-term	$872	$802

The Company does not have a history of material returns or refunds, and generally does not offer warranties or guarantees for any products or services. Expected returns and refunds are recorded as a reduction of revenue and are $0 and $0 for the three months ended March 31, 2022 and 2021, respectively.

4.	INVENTORY, NET

Inventory, net consists of the following:

	March 31, 2022	December 31, 2021
Product Inventory - Pellets	$6,318	$6,318
Less: obsolete and expired pellet allowance	(1,416)	(1,356)

	4,902	4,962

Product Inventory - Nutraceuticals	4,472	4,849
Less: obsolete and expired nutraceutical allowance	(196)	(196)

	4,276	4,653

Net Inventory	$9,178	$9,615

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	March 31, 2022	December 31, 2021
Trocars	$4,644	$4,448
Leasehold improvements	1,028	254
Office equipment	238	223
Computer software	140	135
Furniture and fixtures	161	119
Computer Equipment	97	97
Construction in process	2	705

	6,310	5,981

Less: accumulated depreciation	(3,915)	(3,646)

	$2,395	$2,335

Total depreciation expense related to property and equipment, net was $269 and $175 for the three months ended March 31, 2022 and 2021, respectively and was included in selling, general, and administrative expense in the condensed consolidated statements of income and comprehensive income. The Company has not acquired any property and equipment under finance leases.

The Company’s property and equipment are all held within the United States.

6.	CAPITALIZED SOFTWARE, NET

Capitalized software, net consist of the following:

	March 31, 2022	December 31, 2021
Website costs	$3,747	$3,571
Development in Process	2,610	2,294
Less: accumulated amortization	(1,544)	(1,311)

	$4,813	$4,554

Total amortization expense for capitalized software was $233 and $147 for the three months ended March 31, 2022 and 2021, respectively.

The Company’s capitalized software is all held within the United States.

7.	ACCRUED EXPENSES

Accrued expenses consist of the following:

	March 31, 2022	December 31, 2021
Accrued professional fees	$133	$1,192
Accrued employee related costs	2,081	2,213
Accrued merchant fees	—	184
Accrued interest	26	27
Legal accrual	—	1,302
Other	924	1,093

	$3,164	$6,011

8.	LONG-TERM DEBT

In May 2019, the Company entered into a credit arrangement with a financial institution for $50,000, which bears an interest rate quoted as LIBOR + 300 Basis Points (BPS). At March 31, 2022 and December 31, 2021, the interest rate charged to the Company was approximately 3.4% and 3.1%, respectively. Additionally, the average rate paid during the three months ending March 31, 2022 and year ended December 31, 2021 was 3.2% and 3.5%, respectively. The credit arrangement matures in May of 2024. The term note is secured by a general security agreement covering all of the Company’s assets and requires principal payments of $1,250 in quarterly installments on the last day of each calendar quarter, commencing on September 30, 2019, with repayment of the outstanding amount of the note due on maturity. As of March 31, 2022 and December 31, 2021, the outstanding principal on this note payable was $36,250 and $37,500, respectively.

The credit arrangement also included a line of credit arrangement, under which the Company could borrow up to $10,000. The line expires in May of 2024 and is secured by all assets of the Company. The Company has not drawn on the line of credit during the three months ended March 31, 2022 or during the year ended December 31, 2021.

The credit agreement includes covenants customary for credit facilities of these types that limit the ability of the Company and its subsidiaries to, among other things, create or assume liens on assets, make certain types of investments, incur other indebtedness, merge, dissolve, or liquidate the Company, or declare dividends in excess of those needed to meet the income tax burdens of the members. The credit agreement also includes a financial covenant that requires the Company to maintain a ratio of indebtedness to trailing 12-month EBITDA of no greater than 3.00:1 through the fiscal quarter ended September 30, 2020, and 2.50:1 thereafter, and a financial covenant that requires the Company to maintain a ratio of trailing 12-month EBIDTA, adjusted for capital expenditures, taxes, and distributions to principal and interest repayments of at least 1.25:1 in each fiscal quarter. Violation of any of these covenants is considered an event of default. If an event of default is continuing, the Company may be required to immediately repay all amount outstanding under the credit agreement, and the lender may terminate any unused lines of credit. The Company was in compliance with all required covenants associated with this term note as of March 31, 2022.

In connection with obtaining the credit arrangement in May of 2019 the Company incurred lender’s fees and related attorney’s fees of $1,108. The Company capitalized these costs and is amortizing them to interest expense over the maturity of the term loan. The debt issuance costs are presented in the condensed consolidated balance sheet net of the related note payable. Amortization expense related to debt issuance costs was $55 and $55 for the three months ended March 31, 2022 and 2021, respectively.

Future maturities of long-term debt, excluding debt issuance costs, are as follows:

2022 (remaining nine months)	$3,750
2023	5,000
2024	27,500

$36,250

9.	UNIT-BASED COMPENSATION

Class AAAA Incentive Units

The Company has authorized the grant of Class AAAA incentive units, which entitle the holder to participate in the net transaction proceeds from a change in control or qualifying liquidity event. As of March 31, 2022 and December 31, 2021, a total of 33,397 and 33,397 incentive units had been awarded, respectively, to current and former members of senior management, of which 3,000 units were fully vested at each date. The remaining awards fully vest upon the occurrence of a change in control or qualifying liquidity event, and each holder is entitled to receive a stated percentage of the net transaction proceeds in excess of certain thresholds in accordance with the terms of their respective award agreement. The Company has not recognized any compensation expense associated with the incentive units as a change in control or qualifying liquidity event is not deemed probable until it occurs.

Phantom Equity Rights

The Company has also authorized the grant of phantom equity rights, which entitle the holder to participate in the net transaction proceeds from a change in control or qualifying liquidity event. For existing employees, these awards vest quarterly over a period of one or two years after a change in control or qualifying liquidity event, and each holder is entitled to receive a stated percentage of the net transaction proceeds in excess of certain thresholds in accordance with the terms of their respective award agreement. Awards related to former employees vest at the time of a change in control or qualifying liquidity event, and each holder is entitled to receive a stated percentage of the net transaction proceeds in excess of certain thresholds or a maximum amount in accordance with the terms of their respective award agreement. The Company has not recognized any compensation expense associated with the phantom equity rights as a change in control or qualifying liquidity event is not deemed probable until it occurs.

The phantom equity rights are equity-classified awards. Upon occurrence of a qualifying change of control performance condition, the Company will (1) recognize a cumulative-effect adjustment to compensation cost for the service that has already been provided (from the Grant Date to the Change of Control) and (2) record the unrecognized compensation cost over the remaining vesting period.

The grant date fair value of the phantom equity rights and Class AAAA incentive units are determined using a Monte-Carlo simulation. The significant assumptions used in valuation include the constant risk free rate, constant volatility factor and the Geometric Brownian Motion.

10.	LEASES

On July 1, 2014, BioTE entered into a contract to lease office space in the Las Colinas Business Center in Irving, TX. Subsequent to execution of the contract, the Company revised the lease to include additional space and extend the lease term through June 30, 2023. The Company was not a party to any lease arrangements prior to this lease.

The Company recognizes operating lease expense on a straight-line basis over the lease term. The Company utilizes the straight-line method of recognizing lease expense. The following table contains a summary of the lease costs recognized under ASC 842 and supplemental cash flow information for leases for the three months ended March 31, 2022 and 2021:

Operating Lease	The three months ended March 31,
	2022	2021
Fixed lease expense	$61	$61

Total lease cost	61	61

Other information:
Cash paid for amounts included in the measurement of lease liabilities	$64	$64

The following table summarizes the balance sheet classification of the Company’s operating leases, amounts of right-of-use assets and lease liabilities, the weighted average remaining lease term, and the weighted average discount rate for the Company’s operating leases (lease term and discount rate amounts are not in thousands):

Lease	March 31,	December 31
	2022	2021
Assets
Operating lease right-of-use assets	$298	$356

Total lease assets	$298	$356

Liabilities
Current
Operating lease liabilities	$250	$248
Noncurrent
Operating lease liabilities	64	127

Total lease liabilities	$314	$375

Weighted-average remaining lease term — operating leases (years)	1.25	1.50
Weighted-average discount rate — operating leases	3.75%	3.75%

The following table summarizes the payments by date for the Company’s operating lease, which is then reconciled to our total lease obligation:

Maturity of Lease Liabilities	The three months ended March 31, 2022
Operating Lease
2022 (remaining nine months)	$193
2023	128
2024	—
2025	—
Thereafter	—

Total lease payments	321

Less: interest	(7)
Present value of lease liabilities	$314

11.	EARNINGS PER COMMON UNIT

The computation of basic and diluted earnings per common unit (“EPU”) is based on net income divided by the basic weighted average number of common units and diluted weighted average number of common units, respectively. The following table sets forth the computation of net income (loss) per common unit:

	For the three months ended March 31,
	2022	2021
Net income per unit
Numerator
Net Income	$9,350	$8,841
Income allocated to participating securities	—	—

Numerator for basic net income per unit	9,350	8,841

Effect of dilutive securities on allocated net income to common units
Class A, AA, and AAA	—	—

Numerator for diluted net income per unit	9,350	8,841

Denominator (Weighted average units outstanding)
Class A, AA, and AAA	979,800	979,800
Effect of dilutive securities on weighted average units outstanding
Class A, AA, and AAA	—	—

Denominator for diluted net income per weighted average common units	979,800	979,800

Net income per common unit
Class A, Class AA, and Class AAA
Basic and diluted	$9.54	$9.02
Basic and diluted weighted average common units outstanding	979,800	979,800
Percentage allocated to common members	100.0%	100.0%

The Company does not have any potentially dilutive common units outstanding during the period.

12.	COMMITMENTS AND CONTINGENCIES

Litigation Risk

From time to time, the Company may become involved in various legal actions arising in the ordinary course of business. Management is of the opinion that the ultimate liability, if any, from these actions will not have a material effect on its financial condition or results of operations.

13.	RELATED-PARTY TRANSACTIONS

The Company utilizes a professional services firm to perform accounting and tax services for the Company. The Company’s Class AAA units are entirely held by trusts whose beneficiaries are the children of a partner of the firm. Fees paid to the firm were $15 and $161 during the three months ended March 31, 2022 and 2021, respectively. Amounts due to the firm as of March 31, 2022 and December 31, 2021 were $5 and $0, respectively.

An employee and member of our Medical Advisory Board, is the beneficiary of a trust which holds approximately 51% of the Company’s Class AA units as well as being the child of the Company’s founder, chairman, and beneficial owner of the Company’s Class A units. Compensation paid to the employee was $47 and $43 for the three months ended March 31, 2022 and 2021, respectively. Amounts due to the employee were $0 and $0 as of March 31, 2022 and December 31, 2021, respectively.

In addition to their employment by the Company, the above referenced employee owns a clinic which is a customer of the Company. Revenues recognized from sales to this customer were $222 and $166 for the three months ended March 31, 2022 and 2021, respectively. Amounts due from this customer were $81 and $57 as of March 31, 2022 and December 31, 2021, respectively.

An employee of the Company is the spouse of the Company’s founder, chairman, and beneficial owner of the Company’s Class A units. Compensation paid to the employee was $56 and $62 for the three months ended March 31, 2022 and 2021, respectively. Amounts due to the employee were $0 and $0 as of March 31, 2022 and December 31, 2021, respectively.

The Company purchases dietary supplements inventories from a vendor in which the Company’s founder holds a minority interest. Inventory purchases from this vendor were $291 and $213 for the three months ended March 31, 2022 and 2021, respectively. Amounts due to the vendor were $0 and $0 as of March 31, 2022 and December 31, 2021, respectively.

The Company’s founder and chairman has personally guaranteed the Company’s performance under their lease agreement for their primary headquarters. Under this guaranty, the Company’s lessor may seek recovery of amounts owed from the founder in an event of default, regardless of whether they have sought recovery from the Company.

14.	SUBSEQUENT EVENTS

The Company evaluated subsequent events from March 31, 2022, the date of these condensed consolidated financial statements, through June 2, 2022 which represents the date the condensed consolidated financial statements were available to be issued, for events requiring adjustment to or disclosure in these condensed consolidated financial statements. Except as noted below, are no material events that require adjustment to or disclosure in these condensed consolidated financial statements.

On May 26, 2022 (the “Closing Date”), the Company completed the transactions contemplated by the business combination agreement with Haymaker described in Note 1 (the “Business Combination”). The Business Combination will be accounted for as a common control transaction, in accordance with GAAP, as the Company’s founder is deemed to have continued control over the combined company for accounting purposes. Under this method of accounting, Haymaker’s acquisition of the Company will be accounted for at the Company’s historical carrying values, and the Company will be deemed the predecessor entity. This method of accounting is similar to a reverse recapitalization whereby the Business Combination will be treated as the equivalent of the Company issuing stock for the net asset of Haymaker, accompanied by a recapitalization. The net assets of Haymaker will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of the Company.

In connection with the Business Combination, a number of ancillary transactions were consummated on the Closing Date, including the following:

•

The Company entered into a Second Amended and Restated Operating Agreement (the “A&R OA”), which, among other things, (i) provided for a recapitalization of the Company’s ownership structure into a single class of Class A common units, (ii) designated Haymaker as the sole manager of the Company, (iii) provides members with the right to exchange their Class A common units in the Company for shares of Class A common stock in Haymaker, and (iv) otherwise amended and restated the rights and preferences of the Company’s units.

•	Haymaker acquired 9,161,771 Class A common units, representing a 13.5% interest in the Company.

•

The Company entered into a tax receivable agreement (the “Tax Receivable Agreement”), which provides for, among other things, payment by Haymaker to the Company’s members of 85% of the U.S. federal, state and local income tax savings realized by Haymaker as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination agreement and the redemption of the Company’s units in exchange for Class A common stock of Haymaker.

•

The Company entered into a new credit agreement (the “Credit Agreement”) which provides for (i) a $50,000,000 senior secured revolving credit facility (the “Revolving Loans”) and (ii) a $125,000,000 senior secured term loan A credit facility, which was borrowed in full on the closing date (the “Term Loan” and, together with the Revolving Loans, collectively, the “Loans”). The Company used the proceeds of the Loans to refinance and replace its existing revolving credit facility described in Note 8 and for general corporate purposes.

•

On May 18, 2022, Biote Medical and Gary S. Donovitz, MD, the founder of BioTE Medical (the “Founder Advisor”), entered into a Founder Advisory Agreement, effective as of, and contingent upon, the Closing (the “Founder Advisory Agreement”). Pursuant to the Founder Advisory Agreement, the Founder Advisor will transition from an officer and manager of Biote Medical into the role of Founder Advisor and Senior Advisor (as defined in the Founder Advisory Agreement) as of the Closing. Pursuant to the Founder Advisory Agreement, Founder Advisor will provide strategic advisory services to Biote Medical for a period of four years, unless terminated earlier pursuant to the terms of the Founder Advisory Agreement, and will receive an annual fee equal to $300,000 per year, continued coverage under Biote Medical’s employee benefits and reimbursement for reasonable business expenses.

•

On May 18, 2022, Biote Medical entered into an Independent Contractor Agreement with Lani D. Consulting, a company affiliated with Lani Hammonds Donovitz, the wife of Gary S. Donovitz, MD, Biote’s founder and one of our five percent or greater shareholders (the “New Independent Contractor Agreement”). Immediately upon the Closing, the New Independent Contractor Agreement will replace the Independent Contractor Agreement, dated as of May 3, 2021, between Lani D. Consulting and Biote Medical. Pursuant to the New Independent Contractor Agreement, Lani D. Consulting will provide certain services to Biote Medical for a period of four years, unless terminated earlier pursuant to the terms of the New Independent Contractor Agreement, and will receive an annual fee equal to $250,000 per year and reimbursement for reasonable business expenses.

•

The Business Combination constituted a change in control or qualifying liquidity event with respect to the Company’s Class AAAA Incentive Units described in Note 9. As such, the Class AAAA Incentive Units vested and the Company recognized compensation expense of approximately $50.0 million on the Closing Date.

•

The Business Combination constituted a change in control or qualifying liquidity event with respect to the Company’s Phantom Equity Rights described in Note 9. As such, the Company will recognize the awards total grant-date fair value of approximately $40.3 million over the up to two-year period from the Closing Date until the awards vest.